UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 7, 2016

Global Tech Industries Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000 - 10210	83-0250943
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3887 Pacific Street,
Las Vegas, NV 89121
 (Address of principal executive offices)

(212) 204-7926
 (Registrant's telephone number, including area code)

TREE TOP INDUSTRIES, INC.
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Tree Top Industries, Inc. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to change its name to GLOBAL TECH INDUSTRIES GROUP, INC. and to increase the authorized shares of common stock from 100,000,000 to 350,000,000. (the “Amendments”). The name change was undertaken in order to more closely reflect the Company’s evolving business in the global marketplace. The increase in authorized shares was undertaken to allow the Company available shares to raise capital. The board of directors of the Company approved the Amendments on May 26, 2016. The Amendments became effective on July 7, 2016.

Item 8.01 Other Events

Along with the aforementioned name change, FINRA approved change in the Company’s symbol from “TTII” to “GTII” on July 7, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

3.1
Certificate of Amendment, changing the name of the Company from Tree Top Industries, Inc. to Global Tech Industries Group, Inc and increasing the authorized shares of common stock of the Company from 100,000,000 to 350,000,000.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECH INDUSTRIES GROUP, INC.

July 12, 2016	By:	/s/ David Reichman
David Reichman
Chairman & CEO

EXHIBIT INDEX

Exhibit No.	Document Description

3.1
Certificate of Amendment, changing the name of the Company from Tree Top Industries, Inc. to Global Tech Industries Group, Inc and increasing the authorized shares of common stock of the Company from 100,000,000 to 350,000,000.

4